Exhibit 99.1

Contact: J. Todd Scruggs, Executive Vice President and CFO

(434) 846-2000 tscruggs@bankofthejames.com

For Immediate Release

Bank of the James Financial Group, Inc. Announces

Decision Not to Participate In

U.S. Treasury’s Capital Purchase Program

Lynchburg, Va., February 17, 2009.... Bank of the James Financial Group, Inc. (OTCBB:BOJF). Lynchburg-based Bank of the James Financial Group, Inc. today announced that it has decided not to participate in the U.S. Department of Treasury (“Treasury”) Capital Purchase Program (“CPP”). The Company received preliminary approval from the Treasury on January 6, 2009 for a $7.708 million capital investment.

“We are pleased that we met Treasury’s standards and that we received Treasury’s preliminary approval to participate in the CPP. However, after careful consideration of all relevant factors, management and our board of directors determined that participation in the Treasury’s Capital Purchase Program is not in the best interest of our shareholders,” commented Robert R. Chapman III, President of the Company. Mr. Chapman continued, “Based on feedback that we have received from the community, we are confident that we can raise the capital necessary for our continued growth locally rather than through participating in the CPP.”

At December 31, 2008 the Company remained above the well-capitalized regulatory guidelines.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by Bank of the James (the “Bank”), a subsidiary of Bank of the James Financial Group, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

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